SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 25, 1998

                         ALLIANCE FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         New York                       0-15366                  16-1276885
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(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
of Incorporation)                                           Identification No.)



65 Main Street, P.O. Box 5430, Cortland, New York            13045-5430
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(Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code: (607) 756-2831


            CORTLAND FIRST FINANCIAL CORPORATION
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(Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         See the following press release, issued on November 25, 1998, regarding the consummation of the merger between Cortland First Financial Corporation and Oneida Valley Bancshares, Inc. to form Alliance Financial Corporation. Details of the Merger are contained in an Agreement and Plan of Reorganization previously filed on a Form 8-K with the Securities and Exchange Commission on July 22, 1998.

                                                                   PRESS RELEASE

DATE: November 25, 1998

CONTACTS:

    John C. Mott                       David R. Alvord
    Co-CEO                             Co-CEO
    Alliance Financial Corporation     Alliance Financial Corporation
    (315) 363-4500                     (607) 758-1201

CORTLAND FIRST FINANCIAL CORPORATION AND ONEIDA VALLEY BANCSHARES, INC. ANNOUNCE CONSUMMATION OF MERGER TO FORM ALLIANCE FINANCIAL CORPORATION

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         CORTLAND, NEW YORK; ONEIDA, NEW YORK: Cortland First Financial
Corporation and Oneida Valley Bancshares, Inc. jointly announced today that they have closed the merger of the two companies, effective November 25, 1998, to form an independent bank holding company named Alliance Financial Corporation with consolidated assets exceeding $450 million and $50 million in capital resources. The merger, which was the subject of an Agreement and Plan of Reorganization between the parties dated July 10, 1998, followed overwhelming approval by the Cortland First and Oneida Valley shareholders at special meetings held on November 16 and 17, 1998, respectively.

         The combined banking operations of Alliance Financial Corporation will initially include 16 branch locations previously operated by First National Bank of Cortland and Oneida Valley National Bank in Onondaga, Cortland, Broome, Oneida and Madison Counties, and will employ over 250 people. The company also plans to expand its banking franchise through new branch openings in the Syracuse metropolitan area during its first twelve months of combined operations. Banking customers of First National Bank of Cortland and Oneida Valley National Bank do not need to take any action as a result of the merger.

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         John Mott, President of Oneida Valley, and David Alvord, President and
CEO of Cortland First, assumed the role of Co-Chief Executive Officers of the combined company upon consummation of the merger. The membership of the Board of Directors of the new company will be comprised of all twenty-two members of the respective Cortland First and Oneida Valley boards. Announcing the merger, Messrs. Mott and Alvord said, "This merger will allow us to provide enhanced products and services, ranging from personal loans and residential and commercial mortgages, through a full complement of corporate financing facilities, to enhanced trust and investment services. Our new market area will cover the Central New York region. Our combined resources will ensure our ability to afford the most advanced technology, to offer the widest product range, and to meet the credit needs of the small to medium-sized business borrowers in our area, well beyond what we could have achieved on an individual basis."

         Pursuant to the terms of the Reorganization Agreement, each Oneida Valley share outstanding on the date of the merger will be converted into 1.80 shares of Alliance Financial Corporation common stock, while each share of Cortland First common stock outstanding on the date of the merger will continue to represent one share of Alliance Financial Corporation common stock. Oneida Valley shareholders will receive instructions in the near future as to the procedure for exchanging their shares, and should not send in their certificates until they receive these instructions. Alliance Financial Corporation's common stock will initially trade over the counter under the symbol "ALNC" following the merger. The parties have applied to have the common stock listed on the Nasdaq National Market under the same symbol, and anticipate approval of the application in the near future.

         Mr. Mott and Mr. Alvord said, "We are excited and enthusiastic about the alliance of our two community banking companies. This merger will allow us to continue to serve our existing core customers as we have for more than 125 years. At the same time, we plan to leverage our combined resources to expand our markets and enhance shareholder value, while maintaining our independence as a community banking enterprise. We look forward to continuing to serve our shareholders, customers and communities in the new millennium."

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         This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the merger cannot be fully realized or cannot be realized as quickly as anticipated;
(2) the planned expansion into the Syracuse market is not completed on schedule or on budget or the new branches do not attract the expected loan and deposit customers; (3) competitive pressure in the banking industry increases significantly; (4) costs or difficulties related to the integration of the businesses of Cortland First and Oneida Valley are greater than expected; (5) changes in the interest rate environment reduce margins; (6) general economic conditions, either nationally or regionally, are less favorable than

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expected, resulting in, among other things, a deterioration in credit quality;
(7) changes occur in the regulatory environment; (8) changes occur in business conditions and inflation; and (9) changes occur in the securities markets.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                  ALLIANCE FINANCIAL CORPORATION

Date: December 1, 1998                      By:   /s/ DAVID R. ALVORD
                                                  ---------------------------
                                                  David R. Alvord
                                                  President and Co-Chief
                                                  Executive Officer